FOR IMMEDIATE RELEASE

AMYRIS TO LAUNCH ITS BIOSSANCETM CLEAN BEAUTY BRAND IN CHINA THROUGH PARTNERSHIP WITH SUPERORDINARY

Emeryville, CA, January 4, 2021 – Amyris, Inc. (Nasdaq: AMRS), a leading synthetic biotechnology company active in the Clean Health and Beauty markets through its consumer brands and a top supplier of sustainable and natural ingredients, today announced that it will be launching its BiossanceTM Clean Beauty skincare brand into the Greater China market through a partnership with SuperOrdinary Group.

SuperOrdinary is the leading Clean Beauty marketing platform in China for some of the world’s fastest growing brands. China is one of the largest and fastest growing beauty markets globally, and the Chinese consumer is demanding sustainable products with clean ingredients. SuperOrdinary’s goal to bring the leading beauty and wellness brands to the China market aligns well with Biossance’s leadership in Clean Beauty and growth ambition.

“We work with best-in-class global beauty and cosmetics brands to establish and scale their influence and sales channels in China,” said Julian Reis, Founder and CEO of SuperOrdinary Group. “We are excited to partner with Amyris to bring its leading Biossance Clean Beauty brand to the Chinese consumer. We have a proven track record of working with high growth brands such as Biossance and are looking forward to delivering on Amyris’s vision for the Greater China market.”

“We are very pleased to partner with SuperOrdinary for our Biossance market entry in China. China is one of the largest growth markets for Clean Beauty and skincare and the Biossance brand is well positioned to join the winning portfolio represented by SuperOrdinary,” commented John Melo, President and Chief Executive Officer of Amyris. “Our consumer brands experienced an excellent fourth quarter with Biossance leading the way, and we expect our Consumer business to close out the fourth quarter with as much sales revenue as it recorded for all of 2019. We are very excited to take the momentum we have with Biossance to the China market.”

About Amyris
Amyris (Nasdaq: AMRS) is a science and technology leader in the research, development and production of sustainable ingredients for the Clean Health & Beauty and Flavors & Fragrances markets. Amyris uses an impressive array of exclusive technologies, including state-of-the-art machine learning, robotics and artificial intelligence. Our ingredients are included in over 3,000 products from the world's top brands, reaching more than 200 million consumers. Amyris is proud to own three consumer brands - all built around its No Compromise® promise of clean ingredients: Biossance™ clean beauty skincare, Pipette™ clean baby skincare and Purecane™, a zero-calorie sweetener naturally derived from sugarcane. For more information, please visit www.amyris.com.

Forward-Looking Statements
This release contains forward-looking statements, and any statements other than statements of historical fact could be deemed to be forward-looking statements. These forward-looking statements include, among other things, statements regarding the potential size and growth of the China beauty market, including for the

Biossance brand, and Amyris’s expectation regarding Biossance’s brand offering and growth ambition. These statements are based on management's current expectations and actual results and future events may differ materially due to risks and uncertainties, including risks related to Amyris's liquidity and ability to fund operating and capital expenses, risks related to potential delays or failures in development, production and commercialization of products, risks related to Amyris's reliance on third parties (including in the supply chain), and other risks detailed from time to time in filings Amyris makes with the Securities and Exchange Commission, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Amyris disclaims any obligation to update information contained in these forward-looking statements, whether as a result of new information, future events, or otherwise.

Amyris, the Amyris logo, No Compromise, Biossance, Pipette, and Purecane are trademarks or registered trademarks of Amyris, Inc. in the U.S. and/or other countries.

SOURCES Amyris, Inc.

Investor Contact:
Argot Partners
Dawn Schottlandt
amyris@argotpartners.com
+1 (212) 600-1902

Amyris, Inc.
Peter DeNardo
investor@amyris.com
+1 (510) 740-7481

Media Contact:
Amyris, Inc.
Beth Bannerman
Chief Engagement & Sustainability Officer, Amyris, Inc.
bannerman@amyris.com
+1 (510) 914-0022